                                                                     EXHIBIT 4.5



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                                METRICOM, INC.


                            METRICOM FINANCE, INC.

                            SUBORDINATED INDENTURE


                        DATED AS OF DECEMBER 29, 1999


                         BANK ONE TRUST COMPANY, N.A.


                                   TRUSTEE



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

                             CROSS-REFERENCE TABLE*

Trust Indenture Act

Section                                                                 Indenture
310 (a)(1).................................................................7.10
    (a)(2) ................................................................7.10
    (a)(3).................................................................N.A.
    (a)(4).................................................................N.A.
    (a)(5).................................................................7.10
    (b)....................................................................7.10
    (c)....................................................................N.A.
311(a).....................................................................7.11
    (b)....................................................................7.11
    (c)....................................................................N.A.
312 (a)....................................................................2.06
    (b)....................................................................10.03
    (c)....................................................................10.03
313(a).....................................................................7.06;
    (b)(2).................................................................7.06;
    (c)....................................................................7.07
                                                                           10.02
314(a).....................................................................4.03;
                                                                           10.02
    (c)(1).................................................................10.04
    (c)(2).................................................................10.04
    (c)(3).................................................................N.A.
    (e)....................................................................10.05
    (f)....................................................................NA
315 (a)....................................................................7.01
    (b)....................................................................7.05,
                                                                           10.02
    (c)....................................................................7.01
    (d)....................................................................7.01
    (e)....................................................................6.11
316 (a)(last sentence).....................................................2.09
    (a)(1)(A)..............................................................6.05
    (a)(1)(B)..............................................................6.04
    (a)(2).................................................................N.A.
    (b)....................................................................6.07
    (c)....................................................................2.12
317 (a)(1).................................................................6.08
    (a)(2).................................................................6.09
    (b)....................................................................2.04
318 (a)....................................................................10.01
    (b)....................................................................N.A.
    (c)....................................................................10.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

               INDENTURE dated as of December 29, 1999 between Metricom, Inc., a Delaware corporation (the "Company"), Metricom Finance, Inc., a Delaware corporation ("Finance Sub" and, together with the Company, the "Issuers" and each an "Issuer"), and Bank One Trust Company, N.A., a national banking association, as trustee (the "Trustee").

               The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their unsecured debentures, securities or other evidence of indebtedness (herein called the "Notes"), which may or may not be convertible into or exchangeable for any securities of any Person (including the Company), to be issued in one or more series as provided in this Indenture.

               The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes or of any series thereof (the "Holders"), as follows:

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

               Unless otherwise provided in a Supplemental Indenture, the following terms have the indicated meaning for purposes of this Indenture:

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" and correlative meanings, the terms "controlling," "controlled by" and "under common control with," as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

               "Authenticating Agent" means any person authorized by the Trustee to act on behalf of the Trustee to authenticate the Notes.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "Board of Directors" means (1) in respect of a limited liability company, the board of advisors of that company; (2) in respect of a corporation, the board of directors of the corporation, or any authorized committee thereof; and (3) in respect of any other Person, the board or committee of that Person serving a similar function.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of an Issuer to have been duly adopted by the Board of Directors (or a committee of the Board of Directors empowered to adopt such resolution) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day" means any day other than a Legal Holiday.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, in equity of such Person, whether now outstanding or issued after the date the Notes are issued, including, without limitation, all Common Stock and Preferred Stock of such Person.

               "Cedel" means Cedel Bank, S.A., or its successor.

               "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that Person's equity, other than Preferred Stock of that Person, whether now outstanding or issued after the date the notes are issued, including without limitation, all series and classes of that common stock.

               "Company" means Metricom, Inc., a Delaware corporation, and any and all successors thereto.

               "Corporate Trust Office" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

               "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Definitive Note" means a certificated security registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, in substantially the form of Exhibit A hereto except that such note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any Indebtedness that is convertible into, or exchangeable for, Capital Stock.

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear systems.

               "Exchange Act" means the Notes Exchange Act of 1934, as amended.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of any determination made under this Indenture or any Supplemental Indenture.

               "Global Note" means a Note bearing the legend specified in
Section 2.07(f) evidencing all or a part of a series of Notes issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(f) hereof.

               "Global Note Legend" means the legend set forth in Section 2.07(f), which is required to be placed on all Global Notes issued under this Indenture.

               "Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States, including any agency or instrumentality of the United States, for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

               "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Guarantor" means Metricom, Inc. and any other Person that may from time to time become a guarantor of the Notes, until any such party is released from such guarantee pursuant to the provisions of this Indenture, and each of their respective successors.

               "Hedging Obligations" means, with respect to any Person, the net payment obligations of that Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (2) other agreements or arrangements in the ordinary course of business and pursuant to past practices designed to protect that Person against fluctuations in commodity prices, interest rates or currency exchange rates, in any case, not entered into for speculative purposes.

               "Holder" means a Person in whose name a Note is registered.

               "Holding Company Reorganization" means a transaction in which the Company either:

        (1) contributes all or substantially of the Company's assets to Finance Sub, but retains the Company's obligations under the Notes and any other Indebtedness providing for such a transaction;

        (2) a wholly owned subsidiary of Finance Sub formed solely for the purpose of effecting the Holding Company Reorganization merges with the Company, and in which Finance Sub becomes the sole holder of all of the issued and outstanding Capital Stock of the surviving entity and all of the holders of the Capital Stock of the Company become the holders of all of the issued and outstanding shares of the Capital Stock of Finance Sub; or

        (3) a merger of the Company with and into a single-member limited liability company, all of the issued and outstanding Capital Stock of which is owned by Finance Sub and all of the holders of the Capital Stock of the Company become the holders of all of the issued and outstanding shares of the Capital Stock of Finance Sub.

               "Indebtedness" means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect of letters of credit, or banker's acceptances or representing Capital Lease Obligations, the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, or all Disqualified Stock valued at the greater of the Person's voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person, whether or not such Indebtedness is assumed by that Person, and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person, and any liability, whether or not contingent, whether or not it appears on the balance sheet of that Person. The amount of any Indebtedness outstanding as of any date will be:

        (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and

        (2) the principal amount of Indebtedness, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               "Indenture" means this Indenture, as amended or supplemented from time to time by one or more Supplemental Indentures hereto in accordance with
Article 9 hereof.

               "Indentures" means this Indenture, the Senior Indenture, and any Supplemental Indentures hereto and thereto.

               "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

               "Interest Payment Date," when used with respect to any series of Notes, means the Stated Maturity of an installment of interest on such Notes.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction.

               "Maturity," when used with respect to any Indebtedness, means the date on which the principal of such Indebtedness or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

               "Non-Recourse Debt" means Indebtedness: (1) as to which neither the Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable, as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which, including any rights that the holders of that Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other of their Indebtedness, other than the notes, or of the Indebtedness of any of their Restricted Subsidiaries to declare a default on that other Indebtedness or cause the payment of that other Indebtedness to be accelerated or payable prior to its Stated Maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to their stock or assets or the stock or assets of any of their Restricted Subsidiaries.

               "Note Guarantee" means the Guarantee by the Company of Finance Sub's payment obligations under this Indenture and on the Notes.

               "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, "Notes" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any series as to which such Person is not Trustee.

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

               "Officers' Certificate" means a certificate signed on behalf of an Issuer by at least one Officer of such Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, that, if applicable, meets the requirements of Sections 10.04 and 10.05 hereof.

               "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
10.04 and 10.05 hereof. The counsel may be an employee of or counsel to an Issuer, any Subsidiary of an Issuer or the Trustee.

               "Original Issue Discount Note" means any Note which provides for an amount less than the principal amount thereof to be due and payable upon Maturity thereof.

               "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively, and, with respect to the DTC, shall include Euroclear and Cedel.

               "Paying Agent" means any Person (including the Issuers acting as Paying Agent) authorized by the Issuers to pay the principal, premium, if any, or interest on any Notes on behalf of the Issuers.

               "Person" means any natural person, limited liability company, corporation, partnership, government, agency or instrumentality of a government, or any other entity.

               "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that Person's equity that have a preference as to the payment of dividends or as to payments upon a liquidation of that Person, whether now outstanding or issued after the date the Notes are issued, including without limitation, all series and classes of that Preferred Stock.

               "principal" of Indebtedness means the principal of the Indebtedness plus the premium, if any,, if and when applicable, on the Indebtedness.

               "redemption date," when used with respect to any Notes, or series thereof, to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

               "redemption price," when used with respect to any Note, or series thereof, to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

               "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

               "Restricted Subsidiary" means any of Subsidiary of a Person other than an Unrestricted Subsidiary of that Person.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Credit Facility" means Indebtedness provided for in accordance with that certain Senior Indebtedness evidenced by a written agreement between the Company and lender parties thereto providing for term loan borrowings, revolving credit borrowings, leveraged lease borrowings, letters of credit or other indebtedness or obligations, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or a successor Senior Credit Facility, whether by the same or any other lender or group of lenders.

               "Senior Indebtedness" of the Company means (a) the principal, premium, if any, and interest with respect to all indebtedness for money borrowed of the Company whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness is not senior or prior in right of payment to the Securities and (b) amendments, supplements, deferrals, renewals, extensions, modifications and refundings of any liability of the types referred to in clause (a) above.

               "Senior Credit Facility" means Indebtedness provided for in accordance with that certain Senior Indebtedness evidenced by a written agreement between the Company and lender parties thereto providing for term loan borrowings, revolving credit borrowings, leveraged lease borrowings, letters of credit or other indebtedness or obligations, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or a successor Senior Credit Facility, whether by the same or any other lender or group of lenders.

               "Senior Indebtedness" of any Person means (a) the principal, premium, if any, and interest with respect to all indebtedness for money borrowed of the Person whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness is not senior or prior in right of payment to the Securities and (b) amendments, supplements, deferrals, renewals, extensions, modifications and refundings of any liability of the types referred to in clause (a) above.

               "Senior Indenture" means that certain Senior Notes Indenture by and among the Issuers and Bank One Trust Company, N.A., as trustee, dated as of December 29, 1999 relating to the Senior Notes.

               "Senior Notes" means those securities issued from time to time in one or more series under the Subordinated Indenture and any indentures supplemental thereto.

               "Shelf Registration Statement" means the shelf registration statement filed by the Issuers with the SEC on Form S-3 under the Securities Act, in connection with the Notes.

               "Significant Subsidiary" means any Subsidiary of the Company or Finance Sub that is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.

               "Stated Maturity" means, (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable and (2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

               "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person or
(c) any combination entities described in clauses (1) and (2).

               "Supplemental Indenture" means one or more indentures supplemental to one or both of the Indentures in accordance with Article 9 hereof and thereof.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

               "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "Unrestricted Subsidiary" means any Subsidiary that is designated by a Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is a Person with respect to which neither the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests, or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

               "Voting Stock" of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of directors or similar individuals of that Person.

SECTION 1.02.    OTHER DEFINITIONS.

                                                                     Defined in
                Term                                                  Section
          "Authentication Order"........................................2.03
          "Benefited Party".............................................12.01
          "Covenant Defeasance".........................................8.03
          "DTC".........................................................2.04
          "Event of Default"............................................6.01
          "Legal Defeasance" ...........................................8.02
          "Paying Agent"................................................2.04
          "Payment Default".............................................6.01
          "Registrar"...................................................2.04
          "Successor Company"...........................................5.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

               (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               (b) The following TIA terms used in this Indenture have the following meanings:

                      "indenture securities" means the Notes;

                      "indenture security Holder" means a Holder of a Note;

                      "indenture to be qualified" means this Indenture;

                      "indenture trustee" means the Trustee; and

                      "obligor" on the Notes means the Issuers and any successor obligor upon the Notes.

               (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

               (a) Unless the context otherwise requires:

                      1. a term has the meaning assigned to it;

                      2. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                      3. "or" is not exclusive;

                      4. words in the singular include the plural, and in the plural include the singular;

                      5. "including" means "including without limitation";

                      6. provisions apply to successive events and transactions; and

                      7. references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                 THE SECURITIES

SECTION 2.01.  FORM OF NOTES.

               (a) Form of Notes. Notes of each series shall be in substantially the form as shall be established by or pursuant to a Board Resolution or in one or more Supplemental Indentures hereto, in each case with appropriate notations, legends or endorsements required by law, stock exchange rule or usage. Notes issued in global form shall include the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto. Notes issued in definitive form shall be substantially in the form of a Global Note, but shall not include the Global Note Legend or "Schedule of Exchanges of Interests in the Global Note." Each Global Note shall represent such of the outstanding Notes of a series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount, or principal amount at Maturity, as applicable, of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount, or principal amount at Maturity, as applicable, of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount, or principal amount at Maturity, as applicable, of outstanding Notes of a series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

               Each Note shall be dated the date of its authentication. Unless otherwise specified in an indenture supplemental hereto with respect to any series of Notes, the Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) Form of Trustee's Certificate of Authentication. The form of Trustee's certificate of authentication shall be substantially as follows:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


                                             BANK ONE TRUST COMPANY, N.A.
                                             as Trustee,

                                             By:
                                                Authorized Signatory
Dated:

               (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Cedel.

SECTION 2.02.  TERMS OF NOTES.

               The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes issued under this Indenture shall rank pari passu with all other unsecured and unsubordinated Indebtedness of the Issuers.

               The Notes may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 2.03, set forth in, or determined in the manner provided in, an Officers' Certificate, or established in one or more Supplemental Indentures hereto, prior to the issuance of Notes of any series, any or all of the following, as applicable, as may be determined from time to time by the Issuers with respect to unissued Notes of the series and set forth in such Notes of the series when issued from time to time:

                      (i) the designation and title of the Notes;

                      (ii) the aggregate principal amount, or principal amount at Maturity, as applicable, of the Notes;

                      (iii) the percentage of the principal amount, or principal amount at Maturity, as applicable, at which the Issuers will issue and sell the Notes;

                      (iv) the date or dates on which the Notes will mature;

                      (v) the rate or rates per annum, if any, at which the Notes will bear or accrete interest, or the method of determination of the interest rate or rates;

                      (vi) the times and places at which the interest, if any, will be payable;

                      (vii) provisions for sinking, purchase or other analogous funds, if any;

                      (viii) whether the Notes will be issued as Original Issue Discount Notes;

                      (ix) the date or dates or particular events, if any, after which the Issuers may redeem the Notes at their option, as well as the redemption price or prices;

                      (x) the date or dates or particular events, if any, after which the Issuers must offer to repurchase the Notes from Holders, as well as the repurchase price or prices;

                      (xi) the date or the dates, if any, after which the Holders may convert the Notes into shares of Common Stock of the Company and the terms for that conversion;

                      (xii) any transfer restrictions, procedures or other requirements; and

                      (xiii) any other material terms of, including any covenants or defined terms applicable to, the Notes.

               All Notes of any one series shall be substantially identical except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 2.03) and set forth in such Officers' Certificate or in any Supplemental Indenture hereto. Not all Notes of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Notes of such series.

               If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 2.03.   EXECUTION, AUTHENTICATION AND DELIVERY.

               (a) At least one Officer of each Issuer shall sign the Notes for each Issuer by manual or facsimile signature. The Issuers' respective seals may be reproduced on the Notes and may be in facsimile form; provided, however, that no seal shall be required to be reproduced on the Notes.

               (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The Trustee's manual signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               (d) At any time and from time to time following the execution of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, and the Trustee shall, upon a written order of the Issuers signed by at least one Officer of each Issuer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount or principal amount at Maturity, as applicable, stated in the Notes. The aggregate principal amount or principal amount at Maturity, as applicable, of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

               (e) The Trustee may appoint an Authenticating Agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as Registrar or Paying Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.04.  REGISTRAR AND PAYING AGENT.

               (a) The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Paying Agent or Registrar not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any Subsidiary of an Issuer may act as Paying Agent or Registrar.

               (b) The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

               (c) The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.

               The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary of an Issuer) shall have no further liability for the money. If the Issuers or a Subsidiary of an Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.06.  HOLDER LISTS.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

SECTION 2.07.  TRANSFER AND EXCHANGE.

               (a) Transfer and Exchange of Global Note. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or (ii) the Issuers in their sole discretion determine that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. In connection with all transfers and exchanges of beneficial interests in a Global Note, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g) hereof.

               (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note and the Issuers thereupon fail to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Issuers fail to appoint a successor, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Definitive Note or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, a Definitive Note delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Global Note to be canceled accordingly pursuant to Section 2.12 hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Note to the Persons in whose names such Note are so registered.

               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this Section 2.07(d) at a time when a Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Note so transferred.

               (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Note. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Note duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the provisions of this Section 2.07.

               A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Note pursuant to the instructions from the Holder thereof.

               (f) Legends. The following legend shall appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
        SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

               (g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (h) General Provisions Relating to Transfers and Exchanges.

                      (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

                      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, and 9.05 hereof).

                      (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                      (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                      (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Note for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                      (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                      (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

                      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
        Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.08.  REPLACEMENT NOTES.

               (a) If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any agent of the Trustee from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

               (b) Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of that series duly issued hereunder.

SECTION 2.09.  OUTSTANDING NOTES.

               (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.10 hereof, or as otherwise provided in a Supplemental Indenture, Notes do not cease to be outstanding because the Issuers or an Affiliate of the Issuers hold Notes.

               (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

               (c) If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               (d) If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.10.  TREASURY NOTES.

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.11.  TEMPORARY NOTES.

               Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

               Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12.  CANCELLATION.

               The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Issuers and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13.  DEFAULTED INTEREST.

               If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14.  CUSIP NUMBERS.

               The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

               If the Issuers elect to redeem Notes of a series pursuant to the terms of the Notes of such series, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of the applicable Supplemental Indenture governing such series pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

               If less than all of the Notes of a series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes of such series to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other customary method of the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

               The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

               Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed and shall state:

               (a) the redemption date;

               (b) the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (d) the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (g) the paragraph of the Note or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

               On or one Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Note and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

               Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers; written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

               (a) The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

               (b) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

               (a) The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               (b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               (c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with
Section 2.04.

SECTION 4.03.  REPORTS.

               (a) Whether or not the Issuers are required to do so by the rules and regulations of the SEC, so long as any Notes of a series are outstanding, the Issuers shall furnish to the Holders of the Notes (a) all quarterly and annual financial and other information with respect to the Issuers and their consolidated Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Issuers and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants, and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

               (b) After the effectiveness of the Shelf Registration Statement, whether or not required by the rules and regulations of the SEC, the Issuers shall file a copy of all of the information and reports required to be delivered pursuant to clause (a) of this Section 4.03 with the SEC for public availability, unless the SEC shall not accept such a filing, and from and after the date hereof shall make this information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Issuers shall file with the Trustee and the SEC (unless the SEC shall not accept such filing) the information required to be delivered pursuant to clause (a) of this Section

4.03 within the time periods specified in the SEC's rules and regulations and furnish that information to Holders of the Notes, securities analysts and prospective investors upon their request.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

               (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that they have made a due diligence inquiry into their compliance during the prior fiscal year with the Indenture and any indenture supplements with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.05.  TAXES.

               The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

               The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTIONS ON ACTIVITIES OF FINANCE SUB AND RELEASE OF OBLIGATIONS.

               Prior to the consummation of a Holding Company Reorganization, neither Finance Sub nor any wholly owned subsidiary of Finance Sub formed solely for the purpose of consummating the Holding Company Reorganization shall (1) hold any material assets; (2) consolidate or merge with or into any other Person, other than in connection with the Holding Company Reorganization; (3) become liable or pay for any Indebtedness or other obligations; provided, however, that Finance Sub may: (a) become liable for or pay for its obligations under the indenture, the supplemental indentures and the notes; (b) become liable for or pay for any judgments; and (c) be a co-obligor with respect to Indebtedness if the Company is also an obligor of that Indebtedness and the net proceeds of that Indebtedness are received by the Company or one or more of its Restricted Subsidiaries other than Finance Sub; or (4) engage in any business activities other than incident to maintaining Finance Sub's corporate existence or consummating a Holding Company Reorganization.

               Upon consummation of the Holding Company Reorganization, the obligation of (I) Finance Sub with respect to the Notes will automatically be extinguished and only the Company will continue as the sole obligor on the Notes, if the Holding Company Reorganization is of the type contemplated by clause (1) of the definition of Holding Company Reorganization, or (II) the Company with respect to the Notes will automatically be extinguished and only Finance Sub will continue as the sole obligor on the Notes, if the Holding Company Reorganization is of the type contemplated by clauses (2) or (3) of the definition of Holding Company Reorganization.

               In the event that a Holding Company Reorganization is consummated, the Trustee shall, at the request of either Issuer, enter into a Supplemental Indenture to evidence the release of the Company or Finance Sub, as the case may be, from its obligations on the Notes.

SECTION 4.08.  CORPORATE EXISTENCE.

               Subject to Article 5 hereof, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and its Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

               Unless provided otherwise in a Supplemental Indenture, the Company shall not consolidate or merge with or into another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) the Company is the surviving corporation of such consolidation or merger or the lessor or transferor in such sale, conveyance, lease or transfer; (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor Company")
(i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, and (ii) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory thereto, all the obligations of the Company under the Notes and this Indenture pursuant to a Supplemental Indenture, including all obligations of the Company for due and punctual payment of principal of, premium, if any, and interest on all Notes, and the performance and observance of all covenants contained herein or in any indenture supplemental hereto; (c) immediately after such transaction, no Default has occurred or is continuing; and (d) the Company or such Person shall have delivered to the Trustee and Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, transfer, lease or conveyance and such supplemental indenture comply with this Article 5 and that all conditions precedent herein for relating to such transaction have been satisfied.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture, any indenture supplemental hereto and the Notes, with the same effect as if such successor Person had been named as the Company herein and therein.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

               Unless provided otherwise in an indenture supplemental hereto, the each of the following shall constitute an "Event of Default":

               (a) the Issuers default in the payment when due of interest on the Notes, whether or not prohibited by Section 4.01, and such default continues for a period of 60 days;

               (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes, whether or not prohibited by Section 4.01;

               (c) the Issuers default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Notes and any Supplemental Indenture hereto;

               (d) default in the performance, or breach, of any covenant or warranty of the Issuers or the Guarantor in this Indenture, and continuance of such default or breach for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Note of the affected series;

               (e) an Issuer or any Significant Subsidiary of an Issuer or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                      (i) commences a voluntary case,

                      (ii) consents to the entry of an order for relief against it in an involuntary case,

                      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                      (iv) makes a general assignment for the benefit of its creditors, or

                      (v) generally is not paying its debts as they become due;
        or

               (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Issuers or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; or

                      (ii) appoints a Custodian of the Issuers or any of their Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuers or any of their Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                      (iii) orders the liquidation of any Issuer or any Significant Subsidiary of an Issuer or any group of Restricted Subsidiaries that, taken as a whole, would constitute such a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (g) any other Event of Default provided with respect to Notes of that series.

SECTION 6.02.  ACCELERATION.

               If any Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 6.01 hereof with respect to the Issuers), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes may declare the principal amount or, the Notes of that series are Original Issue Discount Notes, such portion of the principal amount as may be specified in the terms of that series, of all the Notes of that series to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (e) or (f) of Section 6.01 hereof occurs with respect to the Issuers, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.  OTHER REMEDIES.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

               Holders of not less than a majority in aggregate principal amount, or principal amount at Maturity, as applicable, of the Notes of any series then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except (a) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, or
(b) in respect of a covenant or provision which under this Indenture or any indenture supplemental hereto cannot be modified or amended without the consent of the Holders of all or more than a majority in principal amount, or principal amount at Maturity, as applicable, of the outstanding Notes of such series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

               Notwithstanding anything to the contrary in this Article 6, at any time after a declaration of acceleration with respect to Notes of any series has been made, the Holders of a majority in principal amount, or principal amount at Maturity, as applicable, of the outstanding Notes of that series, or of all series, as the case may be, by written notice to the Issuers and the Trustee, may rescind and annul the declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. Such a rescission will not affect any subsequent default or impair any right consequent to a subsequent rescission.

SECTION 6.05.  CONTROL BY MAJORITY.

               Holders of a majority in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Note only if:

               (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes of that series make a written request to the Trustee to pursue the remedy;

               (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of 10% in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

               A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

               Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default:

                      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph
        (b) of this Section;

                      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may consult with nationally recognized counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon, provided, however that this provision shall not protect the Trustee from liability for its own gross negligence or willful misconduct.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note of that series, or in the payment of any sinking fund installment with respect to the Notes of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE SECURITIES.

               Within 120 days after each December 31, beginning with December 31, 2000, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

               The Issuers shall pay to the Trustee from time to time reasonable compensation for the Trustee's acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in accordance with this Indenture in addition to the compensation for the Trustee's services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Issuers shall indemnify the Trustee (in its capacity as Trustee) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of this trust and the Trustee's duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof may be attributable to its negligence, willful misconduct, recklessness or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence, recklessness or bad faith.

               The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

               To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a receiver, a custodian or a public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. Subject to the Lien provided for in Section
7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUERS.

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

               The Issuers may, at the option of their Boards of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

               Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other obligations under such Notes, this Indenture and any Supplemental Indenture hereto (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder and thereunder: (a) the rights of Holders of outstanding Notes to receive (i) solely from the trust fund described in Section
8.04 hereof and in an indenture supplemental hereto, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, and (ii) shares of Common Stock or other securities from the Issuers upon conversion of any convertible Notes issued hereunder and thereunder; (b) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and thereunder and the Issuers' obligations in connection therewith and (d) this Article Eight and any corresponding defeasance provisions contained in any indenture supplemental hereto. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

               Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in sections hereof and of any

Supplemental Indenture hereto, and the operation of Section 5.01(d) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes of a series. In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, (i) cash in United States dollars, (ii) non-callable Government Obligations, or (c) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes of that series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes on the day on which those payments are due and payable, provided that the Issuers must specify whether the Notes are being defeased to Maturity or to a particular redemption date and must deliver to the Trustee irrevocable instructions to apply the proceeds of any Government Obligations to the payments required to be made to those Notes;

               (b) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture and any material agreement or instrument to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound;

               (c) such Legal Defeasance or Covenant Defeasance shall comply with any additional or substitute terms, conditions or limitations set forth in any Supplemental Indenture hereto;

               (d) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

               Subject to Section 8.06 hereof, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO THE ISSUERS.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Notes and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION 8.07.  REINSTATEMENT.

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Obligations in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

               Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

                      (a) cure any ambiguity, defect or inconsistency;

                      (b) effect or maintain the qualification of the indentures under the Trust Indenture Act;

                      (c) secure any Notes;

                      (d) add covenants for the protection of the Holders of Notes;

                      (e) establish the forms or terms of Notes of any series;

                      (f) make any other change that does not adversely affect in any material respect the rights under such indenture of the Holders of Notes thereunder;

                      (g) add a guarantee of the Issuers' payment obligations under the Indentures by a subsidiary or other party;

                      (h) evidence the acceptance of appointment by a successor trustee;

                      (i) evidence and effect the Holding Company
Reorganization; and

                      (j) evidence the succession of another person to an Issuer and the assumption by any such successor of their obligations in accordance with the Indentures and the Notes.

               Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF SECURITIES.

               Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes of any Series (including additional Notes, if any, of such series) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount, or principal amount at Maturity, as applicable, of the then outstanding Notes of such Series (including additional Notes, if any, of such series) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

               Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

               It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount, or principal amount at Maturity, as applicable, of the Notes (including additional Notes, if any, of such series) then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                      (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

                      (ii) reduce the principal amount or the rate of interest or any premium, if any, payable upon the redemption of any Note;

                      (iii) reduce the accreted amount of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity of the Notes under the Indentures or the amount due at Maturity;

                      (iv) adversely affect, after the event giving rise to any right of repayment occurs, any right of repayment at the option of any Holder of any Note, or change any place of payment described in the Indentures where any Note or any premium, if any, or the interest thereon is payable;

                      (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of the Notes, or, in the case of repayment at the option of the holder, on or after the repayment date;

                      (vi) adversely affect any right to convert or exchange any Notes as may be provided under the Indentures; or

                      (vii) reduce the percentage in principal amount of the outstanding Notes of any series, the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with provisions of the Indentures or defaults thereunder and their consequences provided for in the Indentures.

               A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series. Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Notes of such series, shall not affect the rights under this Indenture of the Holders of Notes of any other series.

               It shall not be necessary for any act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

               Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Notes thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                  MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT CONTROLS.

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02. NOTICES.

               Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address:

               If to the Issuers:

               Metricom, Inc. or
               Metricom Finance, Inc. c/o Metricom, Inc.
               980 University Avenue
               Los Gatos, California
               Attention:  Chief Financial Officer
               Telecopy No.:  408-354-1024

               With copies to:

               Cooley Godward LLP
               1 Maritime Plaza
               San Francisco, California
               Attention:  Kenneth Guernsey, Esq.
               Telecopy No.:  415-951-3699

               If to the Trustee:

               Bank One Trust Company, N.A.
               One North State Street
               9th Floor
               Chicago, Illinois 60602
               Telecopy No.:  312-407-1708
               Attention:  Corporate Trust Administration

               The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders; provided, however, that notices to the Trustee shall be deemed delivered upon receipt.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time; provided, however, that notices to the Trustee shall be deemed delivered upon receipt.

SECTION 10.03. COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06. RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

               No past, present or future director, officer, employee, incorporator or stockholder of the Issuers or the Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 10.08. GOVERNING LAW.

               THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09. No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. SUCCESSORS.

               All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. SEVERABILITY.

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. COUNTERPART ORIGINALS.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13. Table of Contents, Headings, etc.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

SECTION 11.01. SATISFACTION AND DISCHARGE.

               This Indenture shall, upon a written request or order signed by an Officer and delivered to the Trustee, cease to be of further effect with respect to any series of Notes, except as to any surviving rights of registration of transfer or exchange or conversion of Notes of that series expressly provided for, and the Trustee will be required to execute proper instruments acknowledging satisfaction and discharge of such indenture as to that series when:

               (a) either (i) all Notes of that series previously authenticated and delivered, other than (A) Notes that have been destroyed, lost or stolen and which have been replaced or paid, as provided in the Indentures, and (B) Notes for which money sufficient to make all payment on the Notes has previously been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by us with any remaining amounts to thereafter be repaid to us, as provided in the Indentures, have been delivered to the trustee for cancellation; or (ii) all Notes, other than any convertible Notes, of such series (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at expense of the Issuers,

               (b) the Issuers has paid or caused to be paid all other sums payable under the Notes by the Issuers; and

               (c) the Issuers have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the Indentures as to such series have been satisfied.

SECTION 11.02. APPLICATION OF TRUST MONEY.

               All money to be deposited with the Trustee pursuant to Section
11.01 shall be irrevocably deposited with the Trustee as trust funds in trust an amount of money or Government Obligations sufficient to pay and discharge the entire Indebtedness on those Notes not previously delivered to the Trustee for cancellation, including all principal of and any premium, if any, and installments of interest to the date of such deposit in the case of Notes which have become due and payable or to the Stated Maturity or redemption date of the Notes, as the case may be.

                                   ARTICLE 12.
                               SECURITY GUARANTEES

SECTION 12.01. GUARANTEE.

               Subject to this Article 12, the Company hereby unconditionally guarantees the obligations of Finance Sub under the Notes, this Indenture and any Supplemental Indenture with respect to the matters set forth below to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be jointly and severally obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The Note Guarantee shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Guarantor.

               The Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Issuers under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers or any other obligor with respect to this Indenture, the Notes or the obligations of the Issuers under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require any of the Trustee, the Holders or the Issuers (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to (1) proceed against the Issuers or any other Person, (2) proceed against or exhaust any security held from the Issuers or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Issuers or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuers including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Note Guarantee or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuers from any cause other than payment in full of the obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the obligations under the Note Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantee, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Note Guarantee or any agreement related thereto, and notices of any extension of credit to the Issuers and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantee. The Guarantor hereby covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

               If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.

SECTION 12.02. LIMITATION ON GUARANTOR LIABILITY.

               The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article 12 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 12.03. EXECUTION AND DELIVERY OF NOTE GUARANTEE.

               To evidence its Note Guarantee set forth in Section 12.01 hereof, the Guarantor hereby agrees that a notation of such Note Guarantee shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

               Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 12.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

               If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 12.04. RELEASE FOLLOWING HOLDING COMPANY REORGANIZATION.

               Upon the completion of a Holding Company Reorganization, the Guarantee automatically, and without further notice to or action by the Holders of the Notes, will be released entirely and shall cease to be of any force and effect. After that time, all references in this Indenture or any Supplemental Indenture to an obligor of the Notes will refer only to the holding company being the surviving . In that event, the Trustee shall, at the request of either the Company or Finance Sub, enter into a Supplemental Indenture to evidence the release of the Guarantee.

                                   ARTICLE 13.
                                  SUBORDINATION

SECTION 13.01. AGREEMENT TO SUBORDINATE.

               The Issuer agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and the payment of principal, premium and interest on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 13.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

               In the event: (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of us or a substantial part of their property, or (b) that (i) a default occurs with respect to the payment of principal of, and any premium or interest on, or other monetary amounts due and payable on any Senior Indebtedness or (ii) there occurs an Event of Default, other than a Default in the payment of principal, and any premium or interest, or other monetary amounts due and payable, with respect to any Senior Indebtedness, permitting the Holder or Holders of that Senior Indebtedness to accelerate the maturity of that Senior Indebtedness, with notice or lapse of time, or both, and such Event of Default continues beyond the period of grace, if any, in respect of that Default or Event of Default, and the Default or Event of Default is not cured or waived or ceases to exist; or (iii) the principal of and accrued interest on, or the accreted amount of, the Notes is declared due and payable as a result of an Event of Default of this Indenture and that declaration is not rescinded and annulled as provided under this Indenture, then the Holders of all Senior Indebtedness will be entitled to receive payment, in cash or cash equivalents, of the full amount unpaid on that Senior Indebtedness first, or provision will be made for that payment in money or money's worth, before the Holders of any of the Notes are entitled to receive a payment on account of the principal of, and any premium or interest on, the Indebtedness evidenced by such Notes.

SECTION 13.03. DEFAULT ON SENIOR INDEBTEDNESS.

               The Issuers may not pay principal, premium or interest with respect to Notes of any series or make any deposit pursuant to the provisions described under Article 8 and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any Senior Indebtedness of the Issuers or any agreement pursuant to which any Senior Indebtedness is issued, any default in the payment of principal, premium and interest with respect of such Senior Indebtedness beyond any applicable grace period thereto.

               The Issuers shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness or the application of the other provisions provided in this Article 13.

SECTION 13.04. ACCELERATION OF NOTES.

        If payment of the Notes is accelerated because of a Default, the Issuers shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 13.05. WHEN DISTRIBUTION MUST BE PAID OVER.

        In the event that the Trustee receives or is holding, or any Holder receives, any payment of any principal, premium and interest with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge (in the case of the Trustee as described in Section 13.11 hereof), that such payment is prohibited by Section 13.02 or 13.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to the Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall mistakenly pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 13.06. NOTICE BY THE ISSUERS.

        The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any obligations with respect to the Notes to violate this Article 13, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 13.

SECTION 13.07. SUBROGATION.

        After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 13 shall have been applied, pursuant to the provisions of this Article 13, to the payment of all amounts payable under the Senior Indebtedness, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full; provided, however, that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts then pro rata to all Holders.

SECTION 13.08. RELATIVE RIGHTS.

        This Article 13 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (1) impair, as between the Issuers and Holders, the obligations of the Issuers, which are absolute and unconditional, to pay principal, premium and interest on the Notes in accordance with their terms;

               (2) affect the relative rights of Holders and creditors of the Issuers other than their rights in relation to holders of Senior Indebtedness; or

               (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

               If the Issuers fail because of this Article 13 to pay principal, premium and interest on a Note on the due date, the failure is still a Default.

SECTION 13.09. SUBORDINATION MAY NOT BE IMPAIRED BY THE ISSUERS.

        No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

SECTION 13.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

               Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Issuers referred to in this Article 13, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

SECTION 13.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

               Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless an authorized Officer of the Trustee shall have received at its office at least two Business Days prior to the due date of such payment written notice of facts that would cause the payment of any principal, premium and interest with respect to the Notes to violate this
Article 13. Only the Issuers or a Representative may give the notice. Nothing in this Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 13.12. AUTHORIZATION TO EFFECT SUBORDINATION.

               Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 13, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and the Trustee shall have no liability therefor.

SECTION 13.13. PAYMENT.

               A payment with respect to a Note or with respect to principal of or interest on a Note shall include payment of principal, premium and interest on any Notes, any payment on account of any mandatory or optional repurchase or redemption of any Notes and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Notes provided that any such payment, other payment or recovery (i) not prohibited pursuant to this Article 13 at the time actually made shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this Article 13 at any time thereafter (unless such payment is a voluntary prepayment on the Securities made at the time a Default exists under this Indenture) and (ii) made by or from any Person other than the Issuers shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this Article 13 at any time thereafter except to the extent such Person recovers any such amount paid from the Issuers, whether pursuant to rights of indemnity, rescission or otherwise.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of December 29, 1999

                                             METRICOM, INC.



                                             By: /s/ James Wall
                                                --------------------------------
                                                Name: James Wall
                                                Title: Chief Financial Officer



                                             METRICOM FINANCE, INC.



                                             By: /s/ James Wall
                                                --------------------------------
                                                Name: James Wall
                                                Title: Chief Financial Officer


                                             BANK ONE TRUST COMPANY, N.A.
                                             as Trustee



                                             By: /s/ Donna V. Fanning
                                                --------------------------------
                                                Name: Donna V. Fanning
                                                Title: Vice President




                  [Signature Page for Subordinated Indenture]

                                TABLE OF CONTENTS


                                                                                   PAGE
                                                                                   ----
ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE...............................1

        Section 1.01. Definitions....................................................1
        Section 1.02. Other Definitions..............................................8
        Section 1.03. Incorporation by Reference of Trust Indenture Act..............8
        Section 1.04. Rules of Construction..........................................8

ARTICLE 2.  THE SECURITIES...........................................................9

        Section 2.01. Form of Securities.............................................9
        Section 2.02. Terms of Securities...........................................10
        Section 2.03. Execution, Authentication and Delivery........................11
        Section 2.04. Registrar and Paying Agent....................................12
        Section 2.05. Paying Agent to Hold Money in Trust...........................12
        Section 2.06. Holder Lists..................................................12
        Section 2.07. Transfer and Exchange.........................................13
        Section 2.08. Replacement Securities........................................16
        Section 2.09. Outstanding Securities........................................16
        Section 2.10. Treasury Securities...........................................16
        Section 2.11. Temporary Securities..........................................16
        Section 2.12. Cancellation..................................................17
        Section 2.13. Defaulted Interest............................................17
        Section 2.14. CUSIP Numbers.................................................17

ARTICLE 3.  REDEMPTION AND PREPAYMENT...............................................17

        Section 3.01. Notices to Trustee............................................17
        Section 3.02. Selection of Securities to Be Redeemed........................18
        Section 3.03. Notice of Redemption..........................................18
        Section 3.04. Effect of Notice of Redemption................................19
        Section 3.05. Deposit of Redemption Price...................................19
        Section 3.06. Notes Redeemed in Part........................................19

ARTICLE 4.  COVENANTS...............................................................19

        Section 4.01. Payment of Notes..............................................19
        Section 4.02. Maintenance of Office or Agency...............................20
        Section 4.03. Reports.......................................................20
        Section 4.04. Compliance Certificate........................................21
        Section 4.05. Taxes.........................................................21
        Section 4.06. Stay, Extension and Usury Laws................................21
        Section 4.07. Restrictions on Activities of Finance Sub.....................22
        Section 4.08. Corporate Existence...........................................22

ARTICLE 5.  SUCCESSORS..............................................................22

        Section 5.01. Merger, Consolidation, or Sale of Assets......................22
        Section 5.02. Successor Corporation Substituted.............................23

ARTICLE 6.  DEFAULTS AND REMEDIES...................................................23

        Section 6.01. Events of Default.............................................23
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        Section 6.02. Acceleration..................................................24
        Section 6.03. Other Remedies................................................25
        Section 6.04. Waiver of Past Defaults.......................................25
        Section 6.05. Control by Majority...........................................25
        Section 6.06. Limitation on Suits...........................................25
        Section 6.07. Rights of Holders of Securities to Receive Payment............26
        Section 6.08. Collection Suit by Trustee....................................26
        Section 6.09. Trustee May File Proofs of Claim..............................26
        Section 6.10. Priorities....................................................27
        Section 6.11. Undertaking for Costs.........................................27

ARTICLE 7.  TRUSTEE.................................................................27

        Section 7.01. Duties of Trustee.............................................27
        Section 7.02. Rights of Trustee.............................................28
        Section 7.03. Individual Rights of Trustee..................................29
        Section 7.04. Trustee's Disclaimer..........................................29
        Section 7.05. Notice of Defaults............................................29
        Section 7.06. Reports by Trustee to Holders of the Securities...............29
        Section 7.07. Compensation and Indemnity....................................30
        Section 7.08. Replacement of Trustee........................................30
        Section 7.09. Successor Trustee by Merger, etc..............................31
        Section 7.10. Eligibility; Disqualification.................................31
        Section 7.11. Preferential Collection of Claims Against the Issuers.........32

ARTICLE 8.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................31

        Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance......32
        Section 8.02. Legal Defeasance and Discharge................................32
        Section 8.03. Covenant Defeasance...........................................32
        Section 8.04. Conditions to Legal or Covenant Defeasance....................33
        Section 8.05. Deposited Money and Government Obligations to be Held in
                      Trust; Other Miscellaneous Provisions.........................33
        Section 8.06. Repayment to the Issuers......................................34
        Section 8.07. Reinstatement.................................................34

ARTICLE 9.  AMENDMENT, SUPPLEMENT AND WAIVER........................................35

        Section 9.01. Without Consent of Holders of Notes...........................35
        Section 9.02. With Consent of Holders of Securities.........................35
        Section 9.03. Compliance with Trust Indenture Act...........................37
        Section 9.04. Revocation and Effect of Consents.............................37
        Section 9.05. Notation on or Exchange of Securities.........................37
        Section 9.06. Trustee to Sign Amendments, etc...............................37

ARTICLE 10. MISCELLANEOUS...........................................................37

        Section 10.01. Trust Indenture Act Controls.................................38
        Section 10.02. Notices......................................................38
        Section 10.03. Communication by Holders of Securities with Other Holders of
                       Securities...................................................39
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        Section 10.04. Certificate and Opinion as to Conditions Precedent...........39
        Section 10.05. Statements Required in Certificate or Opinion................39
        Section 10.06. Rules by Trustee and Agents..................................39
        Section 10.07. No Personal Liability of Directors, Officers, Employees and
                       Stockholders.................................................40
        Section 10.08. Governing Law................................................40
        Section 10.09. No Adverse Interpretation of Other Agreements................40
        Section 10.10. Successors...................................................40
        Section 10.11. Severability.................................................40
        Section 10.12. Counterpart Originals........................................41
        Section 10.13. Table of Contents, Headings, etc.............................41

ARTICLE 11. SATISFACTION AND DISCHARGE..............................................41

        Section 11.01. Satisfaction and Discharge...................................41
        Section 11.02. Application of Trust Money...................................41

ARTICLE 12. SECURITY GUARANTEES.....................................................41

        Section 12.01. Guarantee....................................................42
        Section 12.02. Limitation on Guarantor Liability............................43
        Section 12.03. Execution and Delivery of Note Guarantee.....................43
        Section 12.04. Release Following Holding Company Reorganization.............44

ARTICLE 13. SUBORDINATION...........................................................44

        Section 13.01. Agreement to Subordinate.....................................44
        Section 13.02. Liquidation; Dissolution; Bankruptcy.........................44
        Section 13.03. Default On Senior Indebtedness...............................45
        Section 13.04. Acceleration of Notes........................................45
        Section 13.05. When Distribution Must Be Paid Over..........................45
        Section 13.06. Notice By The Issuers........................................45
        Section 13.07. Subrogation..................................................46
        Section 13.08. Relative Rights..............................................46
        Section 13.09. Subordination May Not Be Impaired By The Issuers.............46
        Section 13.10. Distribution Or Notice To Representative.....................46
        Section 13.11. Rights Of Trustee And Paying Agent...........................47
        Section 13.12. Authorization To Effect Subordination........................47
        Section 13.13. Payment......................................................47
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